EXHIBIT-4.4


                   STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT ("Agreement"), made as of July 8, 1991 between Columbia Hospital Corporation, a Nevada corporation (the
"Company"), and T. Michael Long, ("Director").

                         WITNESSETH:

     To encourage stock ownership by Director and to provide incentive for such Director to expand and improve the profits and prosperity of the Company, the Company grants Director the opportunity to purchase shares of the $.01 par value common stock of the Company ("Stock"), the Company and Director hereby agree as follows:

     1. Grant of Option. The Company hereby irrevocably grants to Director the right and option ("Option") to purchase all or part of an aggregate of 3,750 shares of Stock, on the terms and conditions set forth herein.

     2. Purchase Price. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $12.75 per share.

     3. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice of the Company (addressed to its principal executive offices), at any time and from time to time after the date of grant hereof, but this Option shall be exercisable only in cumulative increments equal to one-fourth of the number of shares offered by this Option each 12 months from the date of grant hereof to the date of such exercise. (For purposes of illustration, one-fourth of the number of shares offered by this Option may be so purchased beginning July 8, 1992, three-fourths of such shares may be so purchased beginning July 8, 1994, and all of such shares may be so purchased beginning July 8, 1995, in each case subject to the earlier expiration of this Option as herein provided.) Notwithstanding the foregoing, in the event of any change of control of the Company, then this Option shall become exercisable in full (as provided in Paragraph 5).
This Option is not transferable by Director otherwise than by will or the laws of descent and distribution, and may be exercised only by Director during his lifetime and while he remains a Director of the Company, except that:

     (a) If Director ceases to be a director of the Company for reasons other than by death (whether by resignation, retirement, dismissal or otherwise), Director may exercise this Option at any time during this period of three months following the date of such cessation of directorship, but only as to the number of shares Director was entitled to purchase hereunder as of the date his directorship so terminates.
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     (b) If Director dies while a director of the Company or within the three-month period specified in (a) above, his estate, or the person who acquires this Option at any time during the period of one year following the date of Director's death, but only as to the number of shares Director was entitled to purchase hereunder as of the date of his death.

     In any event this Option shall not be exercisable as to any shares of Stock offered hereby after the expiration of five years from the date of grant of this Option. The purchase price of shares of Stock as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivery to the Company of shares of Stock having a fair market value equal to the purchase price, or (c) by a combination of cash and Stock; provided that the fair market value of Stock so delivered shall be the mean of the reported high and low sales price of Stock on the NASDAQ/NMS on the date on which the Option is exercised or, if no prices are so reported on such day, on the next preceding day on which such prices of Stock are so reported. Unless and until a certificate for such shares shall have been issued by the Company to him, Director (or the person permitted to exercise this Option in the event of Director's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

4. Shares Subject to the Plan. The shares which may be issued under this Option may consist of authorized but unissued shares of Stock or previously issued shares reacquired by the Company. Any of such shares which remains unissued at the termination of this Option shall cease to be subject thereto, but until termination of this Option the Company shall at all times make available a sufficient number of shares to meet the requirements of this Option. The aggregate number of shares issuable under this Option shall be adjusted to reflect a change in capitalization of the Company, such as a stock dividend or stock split, as provided in Paragraph 5 of this Agreement.

5. Recapitalization or Reorganization. (a) The existence of an Option shall not affect in any way the right or power of the Board of Directors or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger of consolidation of the Company, and issue of bonds, debentures, warrants, preferred or prior preference stocks ahead of or affecting Stock or the rights thereof, the dissolution of liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

     (b) The shares offered by an Option are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of


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consideration by the Company, the number of shares of Stock with respect to which an Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced (but in no event to less than the par value of the Stock), and
(ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

     (c) If the Company recapitalizes or merges or consolidates with one or more corporations and the Company shall be the surviving corporation, thereafter upon any exercise of an Option, Director shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock and other securities or other property to which Director would have been entitled pursuant to the terms of the recapitalization or agreement of merger or consolidation, or if, immediately prior to the effective time of such recapitalization or merger or consolidation, Director had been the holder of record of the number of shares of Stock as to which such Option is then exercisable. If the Company shall not be the surviving corporation in any merger of consolidation, or if the Company is to be dissolved or liquidated, then unless a surviving corporation assumed or substitutes new options for an Option, (i) the time at which an Option may be exercised shall be accelerated and this Option shall become exercisable in full on or before a date fixed by the Company prior to the effective date of such merger or consolidation or such dissolution or liquidation (if the Company does not specify a date, then thirty days prior to the effective date of such merger or consolidation or such dissolution or liquidation), and (ii) upon such effective date an Option shall expire.

     (d) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to this Option or the purchase price per share.

6. Status of Stock. The Company does not presently intend to register for issue under the Securities Act of 1933, as amended (the "Act"), the shares of Stock acquirable upon exercise of this Option, and instead proposes to rely on the private offering exemption from the registration requirements of the Act afforded by Section 4(2) thereof. In order to assure that exemption from registration under the Act is available upon an exercise of this Option, Director (or the person permitted to exercise

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this Option in the event of Director's death), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may reasonably require to assure compliance with applicable securities laws. No sale or disposition of shares of Stock acquired upon exercise of this Option shall be made in the absence of a registered statement being on file with respect to such shares under the Act unless an opinion of counsel satisfactory to the Company that such sale or disposition will not constitute a violation of the Act or any other applicable securities laws first obtained. The certificates representing shares of Stock acquired under this Option may bear such legend as the Company deems appropriate, referring to the provisions of this Paragraph 6.

7. Registration Rights. With respect to any shares of Stock which are issued and delivered upon exercise of this Option (the "Shares"):

     (a) Upon written request made by Director at any time before July 8, 1998, the Company shall take such steps as may be necessary promptly to register (but not more than once), at the Company's sole expense (save for any underwriting commissions or discounts applicable to any Shares and Director's counsel's fees), such of the Shares under the Act (and under regulations of the Securities and Exchange Commission under the Act or under any similar federal act or acts then in effect and under the so-called "Blue Sky" laws of the several states and regulations thereunder then in effect), as Director may by written request given to the Company within 15 days following such initial request, desire to have so registered. The Company will cause such a registration statement to be filed within 90 days after the initial request is made. The Company will use its best efforts to cause any such registration statement to become and to remain effective and current for such period (not to exceed 120 days) as Director may request.

     (b) In connection with any registration under this Paragraph 7, the parties agree to indemnify each other in the customary manner, and, in the case of an organized secondary or primary underwritten offering, the Company agrees to indemnify Director and the underwriters and Director agrees to indemnify the Company (provided Director is then a director, officer or employee of the Company), in the manner and to the extent as is customary in secondary or primary underwritten offerings.

     (c) The Company shall have the sole right to designate the underwriters to be employed in any organized secondary or primary underwritten offering under this Paragraph 7.


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     (d)  In connection with any registration under this Paragraph
     7, Director shall furnish to the Company such information regarding the Shares and such other information as the Company may reasonably request.

8. Director Relationship. Any questions as to whether and when there has been a termination of directorship, and the cause of such termination, shall be determined by the Board of Directors of the Company, and its determination shall be final. No obligation as to length of Director's status as a director of the Company shall be implied from the terms of this Agreement.

9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has executed this Agreement, all as of the day and year first above written.

ATTEST:                       COLUMBIA HOSPITAL CORPORATION
                              (a Delaware corporation)



______________________________By:  _______________________________
  David C. Colby, Secretary          Richard L. Scott, Chairman



                              By:  _______________________________
                                     T. Michael Long




















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